SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 14, 2014 (December 23, 2013)

NATIONAL HEALTH INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-10822 (Commission File Number)	62-1470956 (IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) amends and supplements the Current Report on Form 8-K filed by National Health Investors, Inc. (“NHI”) on February 13, 2014, which was inadvertently submitted to EDGAR under the EDGAR form type for a Form 8-K instead of a Form 8-K/A. The sole purpose of this amendment is to correct the form type. No other changes have been made to the Original Report.

This Amendment does not reflect events that have occurred after the February 13, 2014 filing date of the previously filed Form 8-K, or modify or update the disclosures presented therein, except to reflect the amendment described above.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Explanatory Note

On December 23, 2013, National Health Investors, Inc. (“we,” “our,” “us” and the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) with the Securities and Exchange Commission (the “SEC”) announcing the December 23, 2013 acquisition by NHI-REIT of Next House, LLC (“NextHouse”), our wholly-owned subsidiary, of a portfolio of 25 independent living facilities (the “Holiday Portfolio”), located in 12 states, for a total cash purchase price of $491 million, plus reimbursement to Holiday Acquisition Holdings LLC (“Holiday”) of $1.5 million for certain specified transaction costs, pursuant to the purchase agreement (the “Purchase Agreement”) between NextHouse and certain subsidiaries of Holiday dated November 18, 2013 which was previously announced and disclosed in the Company’s Current Report on Form 8-K that was filed with the SEC on November 19, 2013. In connection with the completion of the acquisition, accounted for as an asset purchase for financial reporting purposes, NextHouse leased the Holiday Portfolio to NH Master Tenant, LLC (“Holiday Tenant”), a wholly-owned subsidiary of Holiday AL Holdings LP, the guarantor of the obligations ("Guarantor") under our lease to Holiday Tenant. Holiday AL Holdings LP is an indirect wholly-owned subsidiary of Holiday. The master lease between the Company and Holiday Tenant was dated December 23, 2013.

Pursuant to the Securities Exchange Act of 1934, as amended, we hereby amend the Initial Report to provide the financial statements and pro forma financial information required by Item 9.01 of Form 8-K. This amendment should be read in conjunction with the Initial Report.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Guarantor
Holiday AL Holdings LP Consolidated Financial Statements for the nine months ended September 30, 2013 (unaudited) Notes to Consolidated Financial Statements
Report of Independent Auditors Consolidated Financial Statements for the years ended December 31, 2012, 2011 and 2010 Notes to Consolidated Financial Statements

(b)
Unaudited Pro Forma Condensed Consolidated Financial Information of National Health Investors, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2013
Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2013
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2012
Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

(c)	Not applicable.
(d)	Exhibits.

Exhibit Number	Title
23.1	Consent of Ernst & Young LLP, Independent Auditors.

(a)	Financial Statements of Guarantor

CONSOLIDATED FINANCIAL STATEMENTS Holiday AL Holdings LP For the Nine Month Period Ended September 30, 2013

Holiday AL Holdings LP

Consolidated Financial Statements
For the Nine Month Period Ended September 30, 2013

Holiday AL Holdings LP

Consolidated Balance Sheets
(In Thousands)

	September 30,	December 31,
	2013	2012
	(Unaudited)
Assets
Investment in real estate:
Land and land improvements	$40,253	$40,246
Building and building improvements	265,491	265,451
Equipment	14,985	14,047
	320,729	319,744
Less accumulated depreciation	(58,291)	(52,187)
	262,438	267,557

Cash and cash equivalents	8,723	2,209
Cash and escrow deposits – restricted	12,781	3,233
Accounts receivable, net	152	247
Prepaid expenses and other assets, net	6,483	10,987
Resident lease intangibles, net	2,005	2,050
Deferred loan costs, net	74	366
Total assets	$292,656	$286,649

Liabilities and equity
Mortgage notes payable	$160,177	$234,319
Accounts payable and accrued expenses	11,300	4,939
Accrued interest payable	628	1,040
Prepaid rent and deferred revenue	3,011	1,477
Tenant security deposits	2,049	924
Straight-line rent payable	451	–
Total liabilities	177,616	242,699

Equity:
Partnership	115,040	43,950
Total liabilities and equity	$292,656	$286,649

See accompanying notes to consolidated financial statements.

1

Holiday AL Holdings LP

Consolidated Statements of Operations
(Unaudited, In Thousands)

	Nine Month Periods Ended
	September 30,
	2013	2012
Revenue
Resident fees	$45,603	$41,442

Expenses
Facility operating expenses	24,616	23,027
General and administrative expenses	1,782	1,682
Lease expense	2,085	–
Depreciation and amortization	6,134	6,378
Total expenses	34,617	31,087

Operating income	10,986	10,355

Interest expense:
Interest incurred	(10,887)	(10,988)
Amortization of deferred loan costs	(171)	(171)
Loss on extinguishment of debt	(2,573)	–
Net (loss) income attributable to the Partnership	$(2,645)	(804)

See accompanying notes to consolidated financial statements.

2

Holiday AL Holdings LP

Consolidated Statements of Changes in Equity
(Unaudited, In Thousands)

Nine Month Period Ended September 30, 2013

	General	Limited	Total
	Partner	Partners	Equity

Balance at January 1, 2013	$439	$43,511	$43,950
Net loss	(26)	(2,619)	(2,645)
Contributions	738	72,997	73,735
Balance at September 30, 2013	$1,151	$113,889	$115,040

See accompanying notes to consolidated financial statements.

3

Holiday AL Holdings LP

Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Nine Month Period Ended September 30,
	2013	2012
Operating Activities
Net (loss) income	$(2,645)	$(804)
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Depreciation and amortization	6,134	6,378
Amortization of deferred loan costs	171	171
Amortization of resident incentives, net	858	62
Straight-line rent liability adjustments, net
Non-refundable community fees, deferred	595	143
Straight-line rent liability adjustments, net	451	–
Changes in operating assets and liabilities:
Cash and escrow deposits – restricted	(6,857)	(568)
Accounts receivable	95	202
Prepaid expenses and other assets	1,404	(996)
Accounts payable and accrued expenses	5,227	(786)
Prepaid rent	439	32
Net cash provided by operating activities	5,872	3,834

Investing activities
Net cash paid for acquisitions
Additions to investment in real estate	(860)	(996)
Net cash used in investing activities	(860)	(996)

Financing activities
Repayment of principal on mortgage notes payable	(74,142)	(248)
Loss on extinguishment of debt	(2,573)	—
Contributions	73,735	159
Distributions	—	(1,022)
Due from affiliate	4,482	–
Net cash provided by (used in) financing activities	1,502	(1,111)
Net increase in cash and cash equivalents	6,514	1,727
Cash and cash equivalents at beginning of period	2,209	4
Cash and cash equivalents at end of period	$8,723	$1,731

Supplemental disclosure of cash flow information
Cash paid for interest	$11,299	$11,029

4

Holiday AL Holdings LP

Notes to Consolidated Financial Statements

For the Nine Month Period Ended September 30, 2013
(Unaudited, In Thousands)

1. Formation and Description of Operations
Holiday AL Holdings LP (“HAHLP” or the “Partnership”), a Delaware limited partnership, is the owner and operator of assisted and independent living facilities in the United States. As of September 30, 2013, the Partnership, directly or indirectly through its ownership entities, owned and operated 8 assisted living facilities and operated 26 independent living facilities leased from third party lessors, located in 18 states.
The Partnership is owned by Holiday AL Acquisition, LLC (“Holiday Acquisition,” a limited liability company and a wholly owned subsidiary of investment funds managed by affiliates of Fortress Investment Group LLC), Holiday AL Holdings GP LLC (“Holiday AL GP” – the general partner and a wholly-owned subsidiary of Holiday Acquisition), and Retained Interest LLC (“Retained Interest” – which is wholly-owned by previous investors of Holiday Retirement).
On March 1, 2012 and May 1, 2012, in connection with the commencement of operations of Holiday AL Holdings LP, assets and liabilities of 8 assisted living communities were transferred from Harvest Facility Holdings LP (“Harvest”) to the Partnership. The Partnership and Harvest are under common control and therefore the net assets transferred were recorded at carryover basis on the consolidated financial statements of the Partnership. As a result of the common control transaction, the accompanying financial statements are presented as if the net assets were transferred at the beginning of the period, therefore the financial statements have been presented as if the transfer occurred on January 1, 2012.
2. Summary of Significant Accounting Policies
The consolidated financial statements have been prepared on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (U.S. GAAP). The significant accounting policies are summarized below.
Principles of Consolidation
The Partnership consolidates its majority-owned subsidiaries in which it has the ability to control the operations of the subsidiaries. All intercompany transactions have been eliminated in consolidation.

5

The accompanying unaudited consolidated financial statements have been prepared in accordance with U.S. GAAP for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.
2. Summary of Significant Accounting Policies (continued)
In the opinion of management, all adjustments (consisting of normal recurring accruals) and certain reclassifications considered necessary for a fair presentation have been included. Certain reclassifications have been made to the prior period financial statements in order to conform to the current year presentation. Operating results for the nine months ended September 30, 2013 are not necessarily indicative of the results that may be expected for the year ending December 31, 2013.
Use of Estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported and disclosed in the consolidated financial statements and accompanying notes. Estimates are used for, but not limited to, the allocation of purchase price to tangible and intangible assets and liabilities, the evaluation of asset impairments, insurance reserves, depreciation and amortization, allowance for doubtful accounts, and other contingencies. Actual results could differ from those estimates and assumptions.
Investment in Real Estate and Related Intangibles
In business combinations, the Partnership recognizes all assets acquired and liabilities assumed in a transaction at the acquisition-date fair value. In addition, the Partnership is required to expense acquisition-related costs as incurred, value noncontrolling interests at fair value at the acquisition date and expense restructuring costs associated with an acquired business.
The Partnership allocates the purchase price of properties to net tangible and identified intangible assets acquired based on their fair values. In making estimates of fair values for purposes of allocating purchase price, the Partnership utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property, own internal analysis of recently acquired and existing comparable properties in our portfolio and other market data. The Partnership also considers information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired.

5

Holiday AL Holdings LP

Notes to Consolidated Financial Statements (continued)
(Unaudited, In Thousands)

2. Summary of Significant Accounting Policies (continued)
Identified net tangible and finite lived intangible assets are amortized over their estimated useful lives or contractual lives, which are as follows:

Asset Categories	Estimated Useful Life (In Years)

Building and building improvements	15–40
Land improvements	15
Equipment	3–10
Resident lease intangibles	3–40

Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. Renovations and upgrades that improve and/or extend the life of the assets are capitalized and depreciated over their estimated useful lives. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets held for use is assessed by a comparison of the carrying amount of the asset to the estimated future undiscounted net cash flows expected to be generated by the asset. If estimated future undiscounted net cash flows are less than the carrying amount of the asset, then the fair value of the asset is estimated. The impairment expense is determined by comparing the estimated fair value of the asset to its carrying value, with any amount in excess of fair value recognized as an expense in the current period. No impairment charges were recorded during the periods presented herein.
Property sales or dispositions are recorded when title transfers to unrelated third parties, contingencies have been removed and sufficient cash consideration has been received by the Partnership. Upon disposition, the related costs and accumulated depreciation are removed from the respective accounts and any gain or loss on sale is recognized.
Leases
Rental expense relating to operating leases (see Note 5) is recognized on a straight-line basis over the respective lease term for those leases that include contractual rent increases.

7

Holiday AL Holdings LP

Notes to Consolidated Financial Statements (continued)
(Unaudited, In Thousands)

2. Summary of Significant Accounting Policies (continued)
Cash and Cash Equivalents
Cash and cash equivalents consist of cash and highly liquid short-term investments with original maturities of three months or less from the date of purchase.
Cash and Escrow Deposits – Restricted
Cash and escrow deposits – restricted consist principally of deposits required by certain lenders pursuant to the applicable debt agreement to fund future property expenditures, certain resident security deposits held in trusts and as collateral for letters of credit. A summary is as follows:

	September 30, 2013	December 31, 2012

Tenant/resident security deposits	$8,897	$115
Property tax and other lender-required reserves	3,884	3,118
Total	$12,781	$3,233

Allowance for Doubtful Accounts
Allowance for doubtful accounts are recorded by management based upon the Partnership’s historical write-off experience, analysis of accounts receivable aging, and historic resident payment trends.
Management reviews material past due balances on a monthly basis. Account balances are charged off against the allowance when management determines it is probable that the receivable will not be recovered. Allowance for doubtful accounts was $114 and $282 at September 30, 2013 and December 31, 2012, respectively.
Deferred Loan Costs
Deferred loan costs include direct costs to obtain financing. Such costs are deferred and amortized using the straight-line method, which approximates the level-yield method, over the terms of the underlying debt agreements.

8

Holiday AL Holdings LP

Notes to Consolidated Financial Statements (continued)
(Unaudited, In Thousands)

2. Summary of Significant Accounting Policies (continued)
Revenue Recognition
Resident fee revenue is recorded as it becomes due as provided for in the residents’ lease agreements. Residents’ agreements are generally for a term of 30 days with resident fees due monthly in advance.
Certain communities have residency agreements that require the resident to pay an upfront fee prior to occupying the community. Community fees are non-refundable after a stated period (typically 90 days) and are initially recorded as deferred revenue and recognized on a straight-line basis as part of resident fee revenue over an estimated three-year average stay of the residents in the communities. Deferred revenue totaled $1.3 million and $717 at September 30, 2013 and December 31, 2012.
Certain residency agreements provide for free rent or incentives for a stated period of time. Incentives are initially recorded in other assets and recognized on a straight-line basis as a reduction of resident fee revenue over an estimated three-year average stay of the residents in the communities.
Income Taxes
The Partnership is a limited partnership, and all federal and, substantially, all state income taxes are recorded by the partners. Accordingly, the Partnership does not provide or record a provision for federal income taxes. Certain state and local jurisdictions may impose an income tax on the Partnership.
Fair Value of Financial Instruments
Cash and cash equivalents and cash and escrow deposits – restricted are reflected in the accompanying consolidated balance sheets at amounts considered by management to reasonably approximate fair value. Management estimates the fair value of its long-term debt using a discounted cash flow analysis based upon the Partnership’s current borrowing rate for debt with similar maturities and collateral securing the indebtedness. The Partnership had outstanding debt with a carrying value of $160.2 million and $234.3 million as of September 30, 2013 and December 31, 2012, respectively (see Note 6). As of September 30, 2013 and December 31, 2012 the carrying value of debt approximated the fair value, based upon a Level 3 valuation.

9

Holiday AL Holdings LP

Notes to Consolidated Financial Statements (continued)
(Unaudited, In Thousands)

2. Summary of Significant Accounting Policies (continued)
The Partnership follows the provisions of Accounting Standards Codification (ASC) 820, Fair Value Measurement, when valuing its financial instruments. The statement emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market-priced assumptions in fair value measurements, the statement establishes a fair value hierarchy that distinguishes between market-participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Level 1 and Level 2 of the hierarchy) and the reporting entity’s own assumptions about market-participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).
Level 1 inputs utilize unadjusted quoted prices in active markets for identical assets or liabilities that the Partnership has the ability to access. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability, other than quoted prices, such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity.
In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level of input that is significant to the fair value measurement in its entirety. The Partnership’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

10

Holiday AL Holdings LP

Notes to Consolidated Financial Statements (continued)
(Unaudited, In Thousands)

3. Resident Lease Intangibles, Net
At September 30, 2013 and December 31, 2012, resident lease intangibles, net were as follows:

Resident Lease Intangibles, Net
Balance at December 31, 2012	$2,050
Amortization	(45)
Balance at September 30, 2013	$2,005

Future amortization expense related to the resident lease intangibles over the next five years and thereafter, is as follows:

Estimated Amortization of Resident Lease Intangibles, Net
Years:
Remaining in 2013	$15
2014	60
2015	60
2016	60
2017	60
Thereafter	1,750
Total	$2,005

11

Holiday AL Holdings LP

Notes to Consolidated Financial Statements (continued)
(Unaudited, In Thousands)

4. Other Balance Sheet Data
Prepaid expenses and other assets, net consisted of the following as of September 30, 2013 and December 31, 2012:

	September 30, 2013	December 31, 2012

Deferred rent incentives, net	$1,456	$2,314
Other assets	5,027	4,191
Due from affiliate (Note 9)	–	4,482
Total	$6,483	$10,987

Accounts payable and accrued expenses consisted of the following as of September 30, 2013 and December 31, 2012:

	September 30, 2013	December 31, 2012

Trade and accrued payables	$3,455	$1,718
Salaries and benefits	2,646	1,338
Property taxes	2,715	846
Insurance reserves	2,343	905
Other	141	132
Total	$11,300	$4,939

12

Holiday AL Holdings LP

Notes to Consolidated Financial Statements (continued)
(Unaudited, In Thousands)

5. Operating Leases
On September 19, 2013, the Partnership executed a lease to operate 26 independent living facilities (the Leased Communities). The duration of the lease is an initial 15-year term with two 5-year renewal terms. Minimum rent is specified as follows:

Year	Total

1	$49,016 (minimum rent)
2 to 4	Minimum rent x 4.5%
5 to 15	Minimum rent x (lessor of 4.0% and the greater of 2.75% and the CPI increase during the preceding lease year)

The Leased Communities – are accounted for as operating leases, pursuant to ASC 840, Leases. The Partnership is the guarantor as set forth in the lease agreement and must comply with various covenants stated in the lease agreement.
As of September 30, 2013, the Partnership was in compliance with all covenant requirements.
6. Debt and Financing Obligations
Debt consisted of the following:

	September 30, 2013	December 31, 2012
Long-Term Debt and Financing Obligations
Loan Pool 1 due March 6, 2016; interest rate of 7.21%; payable interest-only until April 6, 2012; payable principal and interest from April 6, 2012 until maturity; secured by four facilities	$—	$76,086
Loan Pool 2 due March 6, 2014; interest rate of 5.64%; payable interest only until maturity; secured by four facilities	160,177	158,233
	$160,177	$234,319

13

Holiday AL Holdings LP

Notes to Consolidated Financial Statements (continued)
(Unaudited, In Thousands)

6. Debt and Financing Obligations (continued)
The Partnership remains in compliance with all of its debt and lease agreements (including the financial covenants contained therein).
7. Insurance
The Partnership obtains various insurance coverages from commercial carriers at stated amounts as defined in the applicable policies. Losses related to deductible amounts are accrued based on management’s estimate of expected losses plus incurred but not reported claims. As of September 30, 2013 and December 31, 2012, the Partnership accrued $2.3 million and $905, respectively, for the expected future payment under their insurance plan, which is included in accounts payable and accrued expenses in the accompanying consolidated balance sheets.
8. Commitments and Contingencies
In the normal course of business, the Partnership is involved in legal actions arising from the ownership and operation of the business. In management’s opinion, the liabilities, if any, that may ultimately result from such legal actions are not expected to have a material adverse effect on the consolidated financial position, operations or liquidity of the Partnership.
9. Due from Affiliate
As of December 31, 2012, an affiliate of the Partnership held approximately $4.5 million of the Partnership’s cash. On December 31, 2012, the Partnership and affiliate entered into a note related to this cash. The note was due on December 31, 2014, and bore interest equal to the rate in a U.S. Treasury security, having the closest maturity to the maturity date on the note. This note was repaid in full in September 2013. As of September 30, 2013, the due from affiliate balance was zero.

14

Holiday AL Holdings LP

Notes to Consolidated Financial Statements (continued)
(Unaudited, In Thousands)

10. Subsequent Events
The Partnership has evaluated its subsequent events through January 9, 2014, the date the Partnership’s consolidated financial statements for the nine month period ended September 30, 2013 were available for issuance.
On December 23, 2013, Harvest sold 25 independent living communities to a third party. These communities were subsequently leased to the Partnership. The Partnership will operate the communities pursuant to a 17 year lease. The minimum lease payment is initially $31,915, and such amount is subject to certain defined increases throughout the lease term.
On December 23, 2013, Harvest sold 51 independent living communities to a third party. These communities were subsequently leased to the Partnership. The Partnership will operate the communities pursuant to a 17 year lease. The minimum lease payment is initially $65,031, and such amount is subject to certain defined increases throughout the lease term.
In December 2013, the Partnership repaid the $160,177 mortgage notes payable which was funded through contributions from the partners.

15

CONSOLIDATED FINANCIAL STATEMENTS Holiday AL Holdings LP Years Ended December 31, 2012, 2011 and 2010 With Report of Independent Auditors

Holiday AL Holdings LP

Consolidated Financial Statements
Years Ended December 31, 2012, 2011 and 2010

Report of Independent Auditors
The Partners
Holiday AL Holdings LP
We have audited the accompanying consolidated financial statements of Holiday AL Holdings LP (the Partnership), which comprise the consolidated balance sheets as of December 31, 2012 and 2011, and the related consolidated statements of operations, changes in equity, and cash flows for each of the three years in the period ended December 31, 2012, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Partnership at December 31, 2012 and 2011, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2012 in conformity with U.S. generally accepted accounting principles.
/s/Ernst & Young LLP

Chicago, Illinois
December 30, 2013

1

Holiday AL Holdings LP

Consolidated Balance Sheets
(In Thousands)

	December 31,
	2012	2011
Assets
Investment in real estate:
Land and land improvements	$40,246	$40,109
Building and building improvements	265,451	265,199
Equipment	14,047	12,964
	319,744	318,272
Less accumulated depreciation	(52,187)	(43,856)
	267,557	274,416
Cash and cash equivalents	2,209	4
Cash and escrow deposits – restricted	3,233	2,612
Accounts receivable, net	247	395
Prepaid expenses and other assets, net	10,987	6,882
Resident lease intangibles, net	2,050	2,110
Deferred loan costs, net	366	594
Total assets	$286,649	$287,013

Liabilities and equity
Mortgage notes payable	$234,319	$234,795
Accounts payable and accrued expenses	4,939	3,887
Accrued interest payable	1,040	1,043
Prepaid rent and deferred revenue	1,477	922
Tenant security deposits	924	927
Total liabilities	242,699	241,574

Equity:
Partnership	43,950	45,439
Total liabilities and equity	$286,649	$287,013

See accompanying notes to consolidated financial statements.

		2

2

Holiday AL Holdings LP

Consolidated Statements of Operations
(In Thousands)

	Years Ended December 31
	2012	2011	2010
Revenue
Resident fees	$55,626	$52,038	$49,251

Expenses
Facility operating expenses	30,742	28,750	26,897
General and administrative expenses	2,025	1,950	1,837
Depreciation and amortization	8,429	9,573	10,216
Total expenses	41,196	40,273	38,950

Operating income	14,430	11,765	10,301

Interest expense:
Interest incurred	(14,670)	(14,646)	(14,455)
Amortization of deferred loan costs	(227)	(227)	(239)
Net loss attributable to the Partnership	$(467)	$(3,108)	$(4,393)

See accompanying notes to consolidated financial statements.

			3

Holiday AL Holdings LP

Consolidated Statements of Changes in Equity

For the Years Ended December 31, 2012, 2011 and 2010
(In Thousands)

	General	Limited	Total
	Partner	Partners	Equity

Balance at January 1, 2010	$612	$60,602	$61,214
Net loss	(44)	(4,349)	(4,393)
Distributions	(37)	(3,652)	(3,689)
Balance at December 31, 2010	531	52,601	53,132
Net loss	(31)	(3,077)	(3,108)
Distributions	(46)	(4,539)	(4,585)
Balance at December 31, 2011	454	44,985	45,439
Net loss	(5)	(462)	(467)
Distributions	(10)	(1,012)	(1,022)
Balance at December 31, 2012	$439	$43,511	$43,950

See accompanying notes to consolidated financial statements.

			4

Holiday AL Holdings LP

Consolidated Statements of Cash Flows
(In Thousands)

	Years Ended December 31,
	2012	2011	2010
Operating activities
Net loss	$(467)	$(3,108)	$(4,393)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Depreciation and amortization	8,429	9,573	10,216
Amortization of deferred loan costs	227	227	239
Amortization of resident incentives, net	350	(414)	(943)
Non-refundable community fees, deferred	326	(77)	(333)
Changes in operating assets and liabilities:
Cash and escrow deposits – restricted	(621)	121	(275)
Accounts receivable	148	(99)	(245)
Prepaid expenses and other assets	(27)	(25)	15
Accounts payable and accrued expenses	1,108	380	287
Prepaid rent	226	124	147
Net cash provided by operating activities	9,699	6,702	4,715

Investing activities
Additions to investment in real estate	(1,514)	(2,117)	(962)
Net cash used in investing activities	(1,514)	(2,117)	(962)

Financing activities
Repayment of principal on mortgage notes payable	(476)	–	–
Deferred financing costs paid	–	–	(64)
Distributions	(1,022)	(4,585)	(3,689)
Due from affiliate	(4,482)	–	–
Net cash used in financing activities	(5,980)	(4,585)	(3,753)

Net increase in cash and cash equivalents	2,205	–	–
Cash and cash equivalents at beginning of year	4	4	4
Cash and cash equivalents at end of year	$2,209	$4	$4

Supplemental disclosure of cash flow information
Cash paid for interest	$14,674	$14,645	$14,325

See accompanying notes to consolidated financial statements.

			5

Holiday AL Holdings LP
Notes to Consolidated Financial Statements
(In Thousands)
December 31, 2012

1. Formation and Description of Operations
Holiday AL Holdings LP (“HAHLP” or the “Partnership”), a Delaware limited partnership, is the owner and operator of assisted living facilities in the United States. As of December 31, 2012, the Partnership, directly or indirectly through its ownership entities, owned 8 assisted living communities consisting of 1,648 apartment and townhouse units (unaudited), located in 5 states.
The Partnership is owned by Holiday AL Acquisition, LLC (“Holiday Acquisition,” a limited liability company and a wholly-owned subsidiary of investment funds managed by affiliates of Fortress Investment Group LLC), Holiday AL Holdings GP LLC (“Holiday AL GP” – the general partner and a wholly-owned subsidiary of Holiday Acquisition), and Retained Interest LLC (“Retained Interest” – which is wholly-owned by previous investors of Holiday Retirement).
On March 1, 2012 and May 1, 2012, in connection with the commencement of operations of Holiday AL Holdings LP, assets and liabilities of 8 assisted living communities were transferred from Harvest Facility Holdings LP (“Harvest”) to the Partnership. The Partnership and Harvest are under common control and therefore the net assets transferred were recorded at carryover basis on the financial statements of the Partnership. As a result of the common control transaction, the accompanying financial statements are presented as if the net assets were transferred at the beginning of the period, therefore the financial statements have been presented as if the transfer occurred on January 1, 2010.
2. Summary of Significant Accounting Policies
The consolidated financial statements have been prepared on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (U.S. GAAP). The significant accounting policies are summarized below.
Principles of Consolidation
The Partnership consolidates its majority-owned subsidiaries in which it has the ability to control the operations of the subsidiaries. All intercompany transactions have been eliminated in consolidation.

6

Holiday AL Holdings LP
Notes to Consolidated Financial Statements (continued)
(In Thousands)

2. Summary of Significant Accounting Policies (continued)
Reclassifications
Certain reclassifications considered necessary for a fair presentation have been made to the prior period financial statements in order to conform to the current year presentation. These reclassifications have not changed the results of operations or equity.
Use of Estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported and disclosed in the consolidated financial statements and accompanying notes. Estimates are used for, but not limited to, the allocation of purchase price to tangible and intangible assets and liabilities, the evaluation of asset impairments, insurance reserves, depreciation and amortization, allowance for doubtful accounts, and other contingencies. Actual results could differ from those estimates and assumptions.
Investment in Real Estate and Related Intangibles
In business combinations, the Partnership recognizes all assets acquired and liabilities assumed in a transaction at the acquisition-date fair value. In addition, the Partnership is required to expense acquisition-related costs as incurred, value noncontrolling interests at fair value at the acquisition date and expense restructuring costs associated with an acquired business.
The Partnership allocates the purchase price of properties to net tangible and identified intangible assets acquired based on their fair values. In making estimates of fair values for purposes of allocating purchase price, the Partnership utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property, own internal analysis of recently acquired and existing comparable properties in our portfolio and other market data. The Partnership also considers information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired.

7

Holiday AL Holdings LP
Notes to Consolidated Financial Statements (continued)
(In Thousands)

2. Summary of Significant Accounting Policies (continued)
Identified net tangible and finite lived intangible assets are amortized over their estimated useful lives or contractual lives, which are as follows:

Asset Categories	Estimated Useful Life (In Years)

Building and building improvements	15 – 40
Land improvements	15
Equipment	3 – 10
Resident lease intangibles	3 – 40

Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. Renovations and upgrades that improve and/or extend the life of the assets are capitalized and depreciated over their estimated useful lives. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets held for use is assessed by a comparison of the carrying amount of the asset to the estimated future undiscounted net cash flows expected to be generated by the asset. If estimated future undiscounted net cash flows are less than the carrying amount of the asset, then the fair value of the asset is estimated. The impairment expense is determined by comparing the estimated fair value of the asset to its carrying value, with any shortfall from fair value recognized as an expense in the current period.
During the years ended December 31, 2012, 2011, and 2010, the Partnership evaluated all long-lived depreciable assets using an undiscounted cash flow approach and determined that the undiscounted cash flows exceeded the carrying value of the assets for all communities. As a result, no impairment charges were recorded on the Partnership’s long-lived assets during the years ended December 31, 2012, 2011, and 2010. The cash flow projections are based on a number of estimates and assumptions, such as revenue and expense growth rates, capitalization rates and hold periods. Such assumptions are classified as Level 3 inputs in the valuation hierarchy.
Property sales or dispositions are recorded when title transfers to unrelated third parties, contingencies have been removed and sufficient cash consideration has been received by the Partnership. Upon disposition, the related costs and accumulated depreciation are removed from the respective accounts and any gain or loss on sale is recognized.

8

Holiday AL Holdings LP
Notes to Consolidated Financial Statements (continued)
(In Thousands)

2. Summary of Significant Accounting Policies (continued)
Cash and Cash Equivalents
Cash and cash equivalents consist of cash and highly liquid short-term investments with original maturities of three months or less from the date of purchase.
Prior to the formation of Partnership (Note 1), Harvest used a centralized approach to cash management. All cash generated by the communities was transferred to Harvest and Harvest funded operating and investing activities for the communities as needed. Cash transfers from the 8 communities to Harvest are treated as distributions in the accompanying financial statements.
Cash and Escrow Deposits – Restricted
Cash and escrow deposits – restricted consist principally of deposits required by certain lenders pursuant to the applicable debt agreement to fund future property expenditures, certain resident security deposits held in trusts and as collateral for letters of credit. A summary is as follows:

	December 31
	2012	2011

Property tax and other lender-required reserves	$3,118	$2,454
Tenant/resident security deposits	115	158
Total cash and escrow deposits-restricted	$3,233	$2,612

Allowance for Doubtful Accounts
Allowance for doubtful accounts are recorded by management based upon the Partnership’s historical write-off experience, analysis of accounts receivable aging, and historic resident payment trends.
Management reviews material past due balances on a monthly basis. Account balances are charged off against the allowance when management determines it is probable that the receivable will not be recovered. Allowance for doubtful accounts was $282 and $36 at December 31, 2012 and 2011, respectively.

9

Holiday AL Holdings LP
Notes to Consolidated Financial Statements (continued)
(In Thousands)

2. Summary of Significant Accounting Policies (continued)
Deferred Loan Costs
Deferred loan costs include direct costs to obtain financing. Such costs are deferred and amortized using the straight-line method, which approximates the level-yield method, over the terms of the underlying debt agreements.
Revenue Recognition
Resident fee revenue is recorded as it becomes due as provided for in the residents’ lease agreements. Residents’ agreements are generally for a term of 30 days with resident fees due monthly in advance.
Certain communities have residency agreements that require the resident to pay an upfront fee prior to occupying the community. Community fees are non-refundable after a stated period (typically 90 days) and are initially recorded as deferred revenue and recognized on a straight-line basis as part of resident fee revenue over an estimated three-year average stay of the residents in the communities. Deferred revenue totaled $717 and $391 at December 31, 2012 and 2011, respectively.
Certain residency agreements provide for free rent or incentives for a stated period of time. Incentives are initially recorded in other assets and recognized on a straight-line basis as a reduction of resident fee revenue over an estimated three-year average stay of the residents in the communities.
Income Taxes
The Partnership is a limited partnership, and all federal and, substantially, all state income taxes are recorded by the partners. Accordingly, the Partnership does not provide or record a provision for federal income taxes. Certain state and local jurisdictions may impose an income tax on the Partnership.
Advertising Costs
The Partnership expenses advertising costs as incurred. Advertising costs were $511, $357, and $121 for the years ended December 31, 2012, 2011, and 2010, respectively, and are included in facility operating expenses in the consolidated statements of operations.

10

Holiday AL Holdings LP
Notes to Consolidated Financial Statements (continued)
(In Thousands)

2. Summary of Significant Accounting Policies (continued)
Fair Value of Financial Instruments
Cash and cash equivalents and cash and escrow deposits – restricted are reflected in the accompanying consolidated balance sheets at amounts considered by management to reasonably approximate fair value. Management estimates the fair value of its long-term debt using a discounted cash flow analysis based upon the Partnership’s current borrowing rate for debt with similar maturities and collateral securing the indebtedness. The Partnership had outstanding debt with a carrying value of $234.3 million and $234.8 million as of December 31, 2012 and December 2011, respectively (see Note 5). As of December 31, 2012 and December 31, 2011, the carrying value of debt approximated the fair value, based upon a Level 3 valuation.
The Partnership follows the provisions of Accounting Standards Codification (ASC) 820, Fair Value Measurement, when valuing its financial instruments. The statement emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market-priced assumptions in fair value measurements, the statement establishes a fair value hierarchy that distinguishes between market-participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Level 1 and Level 2 of the hierarchy) and the reporting entity’s own assumptions about market-participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).
Level 1 inputs utilize unadjusted quoted prices in active markets for identical assets or liabilities that the Partnership has the ability to access. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability, other than quoted prices, such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity.
In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level of input that is significant to the fair value measurement in its entirety. The Partnership’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

11

Holiday AL Holdings LP
Notes to Consolidated Financial Statements (continued)
(In Thousands)

3. Resident Lease Intangibles, Net
At December 31, 2012 and December 2011, resident lease intangibles, net were as follows:

Resident Lease Intangibles, Net

Balance at January 1, 2011	$2,170
Amortization	(60)
Balance at December 31, 2011	2,110
Amortization	(60)
Balance at December 31, 2012	$2,050

Future amortization expense related to the resident lease intangibles over the next five years and thereafter, is as follows:

Estimated Amortization of Resident Lease Intangibles, Net
Years:
2013	$60
2014	60
2015	60
2016	60
2017	60
Thereafter	1,750
Total	$2,050

12

Holiday AL Holdings LP
Notes to Consolidated Financial Statements (continued)
(In Thousands)

4. Other Balance Sheet Data
Prepaid expenses and other assets, net consisted of the following as of December 31, 2012 and 2011:

	2012	2011

Deferred rent incentives, net	$2,314	$2,664
Other assets	4,191	4,218
Due from affiliate (Note 9)	4,482	–
Total	$10,987	$6,882

Accounts payable and accrued expenses consisted of the following as of December 31, 2012 and 2011:

	2012	2011

Trade and accrued payables	$1,718	$1,037
Salaries and benefits	1,338	1,065
Property taxes	846	807
Insurance reserves	905	844
Other	132	134
Total	$4,939	$3,887

13

Holiday AL Holdings LP
Notes to Consolidated Financial Statements (continued)
(In Thousands)

5. Debt and Financing Obligations
Debt consisted of the following as of December 31, 2012 and 2011:

	December 31,
Long-Term Debt and Financing Obligations	2012	2011
Loan Pool 1 due March 6, 2016; interest rate of 7.21%; payable interest-only until April 6, 2012; payable principal and interest from April 6, 2012 until maturity; secured by four facilities	$76,086	$76,562

Loan Pool 2 due March 6, 2014; interest rate of 5.64%; payable interest only until maturity; secured by four facilities	158,233	158,233
Total debt	$234,319	$234,795

The primary obligors on the notes are the underlying LLCs and LLPs and the Partnership became the secondary guarantor on the debt. The Partnership remains in compliance with all of its debt and lease agreements (including the financial covenants contained therein).
The following is a schedule of principal due on debt obligations as of December 31, 2012:

Year ended December 31:
2013	$703
2014	158,990
2015	814
2016	73,812
Total	$234,319

14

Holiday AL Holdings LP
Notes to Consolidated Financial Statements (continued)
(In Thousands)

6. Insurance
The Partnership obtains various insurance coverages from commercial carriers at stated amounts as defined in the applicable policies. Losses related to deductible amounts are accrued based on management’s estimate of expected losses plus incurred but not reported claims. As of December 31, 2012 and 2011, the Partnership accrued $905 and $844 for the expected future payment under their insurance plan, which is included in accounts payable and accrued expenses in the accompanying consolidated balance sheets.

7. Retirement Plans
The Partnership maintains a 401(k) Retirement Savings Plan for all U.S. employees that meet minimum employment criteria. The plan provides that the participant may defer compensation on a pre‑tax basis subject to certain Internal Revenue Code maximum amounts. The Partnership makes matching contributions in an amount equal to 75% of the employees’ contributions up to 5.0% of contributed compensation.
The Partnership contributes the employer portion of the contributions for the full calendar early in the following calendar year. Employer contributions are only made if the employee is an active employee at the time the employer contribution is made. Employees are always 100% vested in their own contributions and vest in the Partnership’s contributions 25% per year in years one through four years of service.
The Partnership has made contributions to the plan of $66 during the year ended December 31, 2012 and 2011. Such amounts are included in facility operating expenses and general and administrative expenses in the accompanying consolidated statements of operations.
8. Commitments and Contingencies
In the normal course of business, the Partnership is involved in legal actions arising from the ownership and operation of the business. In management’s opinion, the liabilities, if any, that may ultimately result from such legal actions are not expected to have a material adverse effect on the consolidated financial position, operations or liquidity of the Partnership.

15

Holiday AL Holdings LP
Notes to Consolidated Financial Statements (continued)
(In Thousands)

9. Due from Affiliate
As of December 31, 2012, an affiliate of the Partnership held approximately $4.5 million of the Partnership’s cash. On December 31, 2012, the Partnership and affiliate entered into a note related to this cash. The note was due on December 31, 2014, and bore interest equal to the rate in a U.S. Treasury security, having the closest maturity to the maturity date on the note. This note was repaid in full in September 2013.
10. Subsequent Events
The Partnership has evaluated its subsequent events through December 30, 2013, the date the Partnership’s consolidated financial statements for the year ended December 31, 2012, were available for issuance.
On September 19, 2013, Harvest sold 26 independent living communities to a third party. These communities were subsequently leased to the Partnership. The Partnership will operate the communities pursuant to a 15 year lease (with two 5 year renewal options at which point rent will reset to a fair value rate). The minimum lease payment is initially $49,106, and such amount is subject to certain defined increases throughout the lease term, as further detailed in the lease agreement.
In September 2013, the Partnership paid down approximately $74,142 of mortgage notes payable, which were funded through contributions from the partners.
On December 23, 2013, Harvest sold 25 independent living communities to a third party. These communities were subsequently leased to the Partnership. The Partnership will operate the communities pursuant to a 17 year lease. The minimum lease payment is initially $31,915, and such amount is subject to certain defined increases throughout the lease term.
On December 23, 2013, Harvest sold 51 independent living communities to a third party. These communities were subsequently leased to the Partnership. The Partnership will operate the communities pursuant to a 17 year lease. The minimum lease payment is initially $65,031, and such amount is subject to certain defined increases throughout the lease term.
In December 2013, the Partnership repaid the $160,177 mortgage notes payable which was funded through contributions from the partners.

16

(b)	Pro Forma Financial Information
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information was derived from the application of pro forma adjustments to our historical consolidated financial statements. This unaudited pro forma condensed consolidated financial information should be read in conjunction with the other information contained in the related notes to this pro forma financial information and with our historical consolidated financial statements and the related notes included in our filings with the SEC.

The unaudited pro forma information set forth below reflects our historical information, as adjusted to give effect to the following transactions, which are described in more detail in the notes:

•
Consummation of our acquisition of the Holiday Portfolio, consisting of a portfolio of 25 independent living facilities, for a total cash purchase price of $492,959,000, including reimbursement to Holiday of $1,500,000 for certain specified transaction costs.

•	Our entry into a triple-net master lease with Holiday Tenant relating to the Holiday Portfolio.

•	The sale of 5,175,000 shares of our common stock in an offering in November 2013.

•
Borrowing $250 million under a term loan to fund a portion of the purchase price of the Holiday Portfolio; the proceeds being used to fund amounts to close the acquisition, obtain financing and fund specified transaction costs.

The unaudited pro forma condensed consolidated statements of operations also give effect to our acquisition of Care YBE Subsidiary (“Care YBE”) on June 28, 2013, consisting of 14 assisted living and memory care facilities. The unaudited pro forma condensed consolidated statements of operations give effect to the matters described above as if they occurred on January 1, 2012. The unaudited pro forma condensed consolidated balance sheet assumes that the acquisition of the Holiday Portfolio and the related debt and equity financing occurred on September 30, 2013.

The historical statements of operations presented in the unaudited pro forma condensed consolidated financial information are for the nine months ended September 30, 2013, as presented in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2013, and for the year ended December 31, 2012, as presented in our Annual Report on Form 10-K for the year ended December 31, 2012. The historical consolidated balance sheet presented in the unaudited pro forma condensed consolidated financial information is as of September 30, 2013, as presented in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2013.

In the opinion of management, all adjustments necessary to reflect the effects of the matters described above and in the notes to the unaudited pro forma condensed consolidated financial information have been included and are based upon available information and assumptions that we believe are reasonable. Further, the historical financial information presented herein has been adjusted to give pro forma effect to events that are directly attributable to the transaction, are factually supportable and are expected to have a continuing impact on our results.

This unaudited pro forma condensed consolidated financial information is provided for informational purposes only. The unaudited pro forma condensed consolidated statements of operations and the unaudited pro forma condensed consolidated balance sheet do not purport to represent what our results of operations would have been had such transactions been consummated on the dates indicated, nor do they represent our financial position or results of operations for any future date or period.

NATIONAL HEALTH INVESTORS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
At September 30, 2013
(in thousands, except share and per share amounts)

		Pro Forma
		Adjustments
	(A)			Holiday
	NHI			Portfolio
	Historical	Offering		Acquisition		Pro Forma
Assets:
Real estate properties, net	$767,408	$—		$492,959	(C)	$1,260,367
Mortgage notes receivable, net	59,367	—		—		59,367
Investment in preferred stock, at cost	38,132	—		—		38,132
Cash and cash equivalents	7,450	282,542	(B)	(282,542)	(D)	7,450
Restricted escrow deposit	—	—		22,775	(F)	22,775
Marketable securities	13,577	—		—		13,577
Straight-line rent receivable	16,778	—		—		16,778
Deferred costs and other assets	14,402	—		4,592	(E)	18,994
Total Assets	$917,114	$282,542		$237,784		$1,437,440
Liabilities and Equity:
Debt	$391,362	$—		$215,009	(E)	$606,371
Real estate purchase liability	5,856	—		—		5,856
Accounts payable and accrued expenses	7,809	—		—		7,809
Dividends payable	20,489	—		—		20,489
Deferred income	1,185	—		—		1,185
Restricted escrow deposit	—	—		22,775	(F)	22,775
Total Liabilities	426,701	—		237,784		664,485
National Health Investors Stockholders' Equity
Common stock, $.01 par value; 40,000,000 shares authorized; 27,876,176 shares issued and outstanding as of September 30, 2013, actual; 33,051,176 shares issued and outstanding as of September 30, 2013, pro forma as adjusted	279	52	(B)	—		331
Capital in excess of par value	470,892	282,490	(B)	—		753,382
Cumulative dividends in excess of net income	(439)	—		—		(439)
Accumulated other comprehensive income	8,970	—		—		8,970
Total National Health Investors Stockholders' Equity	479,702	282,542		—		762,244
Noncontrolling interest	10,711	—		—		10,711
Total Equity	490,413	282,542		—		772,955
Total Liabilities and Equity	$917,114	$282,542		$237,784		$1,437,440

NATIONAL HEALTH INVESTORS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(A)	Historical amounts reported by us in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

(B)
Represents the net cash proceeds and paid-in-capital from the issuance of 5,175,000 shares of common stock in the equity offering, at a price to public of $57.00 per share, after deducting the underwriting discounts and commissions and other estimated expenses of our offering.

(C)	Represents the fair value of the assets in the Holiday Portfolio acquired of $492,959,000.

(D)	Represents the application of the net proceeds from the equity offering of 5,175,000 shares referenced above as partial payment of the purchase price for the Holiday Portfolio.

(E)
Represents borrowings of $250,000,000 under a term loan to fund the portion of the purchase price of the Holiday Portfolio not funded with the net proceeds from the offering referenced above. Application of proceeds in excess of amounts required to fund the acquisition and pay costs associated with obtaining the loan of $34,995,000 are assumed to have been applied to debt outstanding under our revolving credit facility, leaving a net draw of $215,009,000. Costs associated with the term loan of $4,592,000 were deferred and are being amortized over the life of the loan, or 4.5 years.

(F)	Represents a rent escrow deposit relating to the Holiday Portfolio equal to eight months of first-year cash rent plus $1,500,000 for specified capital improvements.

NATIONAL HEALTH INVESTORS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2013
(in thousands, except share and per share data)

					Pro Forma
					Adjustments
	(A)				Holiday		Care YBE
	NHI				Portfolio		Properties
	Historical		Offering		Acquisition		Acquisition		Pro Forma
Revenues:
Rental income	$78,879		—		$32,863	(B)	$ 5,246	(E)	$116,988
Interest income from mortgage and other notes	5,877		—		—		—		5,877
Other income	3,156		—		—		—		3,156
	87,912		—		32,863		5,246		126,021
Expenses:
Depreciation	14,705		—		9,681	(D)	1,674	(F)	26,060
Interest expense	6,011		—		3,861	(C)	2,991	(G)	12,863
Legal expense	621		—		—		—		621
Franchise, excise and other taxes	316		—		—		—		316
General and administrative	7,171		—		—		—		7,171
Loan and realty losses, net	1,976		—		—		—		1,976
	30,800		—		13,542		4,665		49,007
Income before equity-method investee, investment and other gains, discontinued operations and noncontrolling interest	57,112		—		19,321		581		77,014
Income from unconsolidated entity	269		—		—		—		269
Investment and other gains	—		—		—		—		—
Income from continuing operations	$57,381		—		$19,321		$ 581		$77,283

Weighted average common shares outstanding:
Basic	27,872,805	(H)	5,175,000	(H)					33,047,805	(H)
Diluted	27,906,914	(H)	5,175,000	(H)					33,081,914	(H)

Income from continuing operations per common share:
Basic	$2.06	(H)							$2.34	(H)
Diluted	$2.06	(H)							$2.34	(H)

NATIONAL HEALTH INVESTORS, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2012
(in thousands, except share and per share data)

					Pro Forma
					Adjustments
	(A)				Holiday		Care YBE
	NHI				Portfolio		Portfolio
	Historical		Offering		Acquisition		Acquisition		Pro Forma

Revenues:
Rental income	$85,115		—		$43,817	(B)	$ 10,353	(E)	$139,285
Interest income from mortgage and other notes	7,426		—		—		—		7,426
Other income	4,412		—		—		—		4,412
	96,953		—		43,817		10,353		151,123
Expenses:
Depreciation	16,579		—		12,908	(D)	3,348	(F)	32,835
Interest expense	3,492		—		5,148	(C)	6,162	(G)	14,802
Legal expense	766		—		—		—		766
Franchise, excise and other taxes	771		—		—		—		771
General and administrative	7,799		—		—		—		7,799
Loan and realty recoveries, net	(2,195)		—		—		—		(2,195)
	27,212		—		18,056		9,510		54,778
Income before equity-method investee, investment and other gains, discontinued operations and noncontrolling interest	69,741		—		25,761		843		96,345
Income from unconsolidated entity	45		—		—		—		45
Investment and other gains	4,877		—		—		—		4,877
Income from continuing operations	$74,663		$—		$25,761		$843		$101,267

Weighted average common shares outstanding:
Basic	27,811,813	(H)	5,175,000	(H)					32,986,813	(H)
Diluted	27,838,720	(H)	5,175,000	(H)					33,013,720	(H)

Income from continuing operations per common share:
Basic	$2.68	(H)							$3.07	(H)
Diluted	$2.68	(H)							$3.07	(H)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(A)	Historical amounts reported by us in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 and in our Annual Report on Form 10-K for the year ended December 31, 2012.

(B)
Represents rental income from the Holiday Portfolio acquired and leased under a triple-net master lease agreement for the nine months ended September 30, 2013 and the year ended December 31, 2012. Rental income is based on generally accepted accounting principles which require that the average contractual rent be recognized over the term of a lease without regard to the underlying cash flows inherent in the lease. The annual straight-line adjustment based on contractual terms for the Holiday Portfolio increases rental income by $11,907,000 in year one of the lease, as compared with contractual, cash-basis, rent of $31,915,000. This adjustment is due to the 17-year term of the lease and the presence of lease escalators of 4.5% in years two through four, followed by annual escalators (subject to adjustment for inflation) with a floor of 3.5% and a cap of 3.75%. For the nine months ended September 30, 2013, the pro forma cash rent is to be $25,014,000 and the straight line rent adjustment is $7,849,000.

(C)
Interest costs on the funding of the acquisition of the Holiday portfolio not funded by the equity offering of 5,175,000 shares of our common stock. Interest on this loan was estimated based on the rate in place on the closing of the loan, LIBOR plus 1.75%, or 1.92% at December 23, 2013. Total borrowing costs of $4,592,000 are being amortized over the term of the loan, or 4.5 years.

(D)
Represents estimated depreciation expense related to the Holiday Portfolio for the nine months ended September 30, 2013 and the year ended December 31, 2012. Depreciation was calculated on a straight-line basis using estimated useful lives of 7, 15, and 39 years for furniture and equipment, land improvements, and buildings, respectively. These estimates, allocations and valuations are subject to change as we obtain further information; therefore, the actual depreciation expense recognized may vary from the estimates included herein.

(E)
Represents rental income from the Care YBE properties, which we acquired on June 28, 2013 and leased under a triple-net lease agreement, for the year ended December 31, 2012 and the period from January 1, 2013 to June 28, 2013. The actual results of the Care YBE properties for the period from June 29, 2013 to September 30, 2013 are included in our historical operating results from the June 28, 2013 acquisition date. The year one annual straight-line adjustment based on the contractual terms of the lease with Care YBE is approximately $603,000.

(F)
Adjustments to depreciation expense related to the Care YBE properties are based on our allocation of the purchase price to land, building and improvements and are calculated on a straight-line basis using the estimated remaining life ranging from 7 to 40 years. These estimates, allocations and valuations are subject to change as we obtain further information; therefore, the actual depreciation expense recognized may vary from the estimates included herein. Pro forma adjustments for purposes of the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2013, reflect pro forma depreciation expense for the period from January 1, 2013 to June 28, 2013 as the actual depreciation expense for the Care YBE properties for the period from June 29, 2013 to September 30, 2013 is included in our historical operating results from the June 28, 2013 acquisition date.

(G)
Adjustments to interest expense related to the Care YBE acquisition are based on the assumption that the Care YBE acquisition was partially funded with borrowings under our revolving credit facility bearing interest at 1.59%, the stated rate at the June 28, 2013 acquisition date, such adjustments being in addition to Care YBE’s historical interest expense, related to secured debt assumed by us in the acquisition. Pro forma adjustments for purposes of the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2013 reflect pro forma interest expense for the period from January 1, 2013 to June 28, 2013, as the actual interest expense for the Care YBE properties for the period from June 29, 2013 to September 30, 2013 is included in our historical operating results from the June 28, 2013 acquisition date.

(H)
Weighted average number of shares of common stock outstanding and income from continuing operations per share of common stock are adjusted to reflect the issuance of 5,175,000 shares of common stock from our equity offering and assume that the shares were outstanding from January 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

Date: February 14, 2014	By:	/s/J. Justin Hutchens
J. Justin Hutchens
President and Chief Executive Officer